Exhibit 99.1

Fortune Brands Reports Second Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--August 4, 2011--Fortune Brands, Inc. (NYSE: FO):

  Sales Rise 5% and Earnings Meet Company Expectations
  Beam Sales Increase 11% to a Record on Broad-Based Global Share Gains
  Home & Security Continues to Outperform Market

Fortune Brands, Inc. (NYSE: FO) today reported results for the second quarter of 2011.

  Net sales from continuing operations, which excludes the recently divested golf business, were $1.59 billion, up 5%.
  Diluted earnings per share from continuing operations were $0.65, and diluted EPS before charges/gains was $0.71 versus $0.74 in the year-ago quarter.
  Including results from the divested golf unit, sales would have been $1.99 billion and diluted EPS before charges/gains would have been $0.93 for the quarter.

“As we approach the planned separation of our two remaining businesses, both Beam and Home & Security are outperforming their markets and will be ready to hit the ground running on Day One as independent companies,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “As expected, EPS before charges/gains for the second quarter was modestly lower due to the challenging comparisons we highlighted three months ago: the 10-15 cents per share benefit to the year-ago quarter primarily from the mid-2010 expiration of the U.S. homebuyer tax credit; higher year-over-year costs for raw materials and transportation; and the impact in the current-year period of our double-digit increase in strategic spend to support profitable long-term growth.

“Beam achieved record second quarter sales with gains across its three geographic regions,” Carbonari said. “Notably, our investments in innovation and brand building are paying off in profitable share gains, and we’re further stepping up our brand investment as a result. The Jim Beam brand accelerated its momentum in the quarter, Maker’s Mark continued its double-digit growth, and our distribution muscle is fueling explosive growth for the Skinnygirl cocktails brand we acquired in March. In fact, Skinnygirl has already become the fastest-growing spirits brand in America, and we’re planning to build on its success with innovations like the new Skinnygirl Sangria. Spirits operating income growth trailed top-line growth, as anticipated, due principally to our strong double-digit increase in brand investment and the startup costs associated with new product launches.”

“In a home products market that was softer than we originally anticipated, Fortune Brands Home & Security continued to outperform on the success of new business wins and strategic investments in growth initiatives,” Carbonari continued. “Against challenging comparisons, Home & Security grew sales and gained market share. Solid growth for Moen, strong gains for our cabinetry programs at home centers, and sustained global growth for Master Lock more than offset lower sales of advanced material windows and doors. While higher costs for strategic investments, raw materials and transportation impacted Home & Security operating income, each of the business’s segments was profitable in the quarter.”

For the second quarter of 2011:

  Net income from continuing operations was $102.9 million, or $0.65 per diluted share, compared to $1.17 in the year-ago quarter when results benefited from a substantial gain from one-time items.
    Comparisons reflected the impact of net charges in the current-year period ($0.06 per share) principally related to the company’s previously announced plan to separate its business units, compared to net gains in the prior-year period ($0.43 per share) principally due to the resolution of routine income tax audits.
  Excluding charges and gains in both the current and prior-year periods, diluted EPS from continuing operations was $0.71 versus $0.74 in the year-ago quarter.
  Net sales from continuing operations were $1.59 billion, up 5%.
    On a comparable basis – excluding excise taxes, foreign exchange and acquisitions/divestitures – and further adjusted for the previously announced new Australia spirits distribution agreement, total net sales would have been up 5%.
    Comparable net sales by business unit were: Beam up 13% and Fortune Brands Home & Security up one-half percent.
  Operating income from continuing operations was $187.5 million.
  Operating income before charges/gains from continuing operations was $199.5 million.

2011 Outlook for Beam

Assuming completion of the separation plan, Beam and Fortune Brands Home & Security anticipate reporting future results as independent companies. Accordingly, each company has established its own earnings target for 2011.

Beam is targeting adjusted pro forma diluted EPS for 2011 to grow at a high-single-digit rate against a base of $1.92 in 2010. Adjusted pro forma is defined as continuing operations results before charges/gains adjusted to assume that Beam was an independent business as of the beginning of 2010, including the impact of public company corporate expense, the business’s underlying tax rate, and the benefit of the debt reduction associated with the separation plan. It is also adjusted for the one-time startup benefit of the new Australia spirits distribution agreement.

“With momentum on the top line and the EPS benefit of lower interest expense, we’re looking forward to a strong year for Beam on an independent company basis,” said Matt Shattock, president and chief executive officer of Beam Inc. “As a reminder, we expect third quarter results to again reflect our strategy to invest ahead of growth as we’ll boost brand investment by strong double digits to support new product launches and build our core brand equities. We believe our increased 2011 brand investment is priming Beam for profitable long-term growth, and we anticipate brand investment will normalize in the fourth quarter to a relatively constant run rate as a percentage of sales, which will benefit bottom-line comparisons.”

2011 Outlook for Fortune Brands Home & Security

Fortune Brands Home & Security is targeting improved results in the second half of 2011. “As we look forward to the second half of the year, we feel confident in our continued ability to outperform the market as we benefit from new business wins and pricing actions implemented in the first half,” said Chris Klein, president and chief executive officer of Fortune Brands Home & Security. “Even though we see a weaker market in the second half than we originally forecasted, we now estimate the market for our products will be relatively flat year-over-year in the back half, which is still a better market than we saw in the first half.

“Regarding our performance, while the first half was impacted by continued market weakness, higher costs for raw materials and transportation, and the challenging comparison created by the mid-2010 expiration of the homebuyer tax credit, we anticipate Fortune Brands Home & Security will deliver adjusted pro forma diluted EPS before charges that is flat to up low-double digits in the second half versus 41 cents in the second half of 2010,” Klein continued. “As a reminder, third quarter results will compare to the year-ago period in which we recorded a 3-cents per share benefit from favorable resolution of patent litigation involving security products. Factoring in our lower first-half results and improvement in the second half, we anticipate full-year adjusted pro forma diluted EPS before charges will be down at a mid-single-digit to low-double-digit rate versus a base of 73 cents in 2010.”

For Home & Security, adjusted pro forma is defined as continuing operations results before charges/gains, adjusted to assume that Home & Security was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution contemplated by the spin-off, public company corporate expense, and its independent company tax rate.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits and home and security products. The major spirits brands of Beam Global Spirits & Wine, Inc. include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka, Skinnygirl cocktails and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the expiration of government economic stimulus programs; competitive market pressures (including pricing pressures); successful development of new products and processes; consolidation of customers; customer defaults and related bad debt expense; unanticipated developments that delay or negatively impact the proposed separation; disruption to operations as a result of the proposed separation; inability of one or more of the businesses to operate independently following the completion of the proposed separation; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; any possible downgrades of the Company's credit ratings; volatility of financial and credit markets, which could affect access to capital for the Company, its customers and consumers; interest rate fluctuations; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; ability to secure and maintain rights to intellectual property; inability to attract and retain qualified personnel; the status of the U.S. rum excise tax cover-over program; the impact of excise tax increases on distilled spirits; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; tax law changes and/or interpretation of existing tax laws; potential liabilities, costs and uncertainties of litigation; historical consolidated financial statements that may not be indicative of future conditions and results; impairment in the carrying value of goodwill or other acquired intangible assets; weather and natural disasters; as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

In addition to final Board authorization, the potential separation of Fortune Brands' companies will also be subject to the receipt of a number of customary regulatory approvals and/or rulings, the execution of intercompany agreements and finalization of other related matters. There can be no assurance that any of the proposed transactions will be completed as anticipated or at all.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, adjusted pro forma diluted earnings per share, operating income before charges/gains, adjusted pro forma operating income, comparable net sales, comparable operating income, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Net Sales	$1,592.4	$1,509.6	5.5	$2,979.7	$2,781.1	7.1

Cost of products sold	841.3	781.9	7.6	1,585.2	1,446.6	9.6

Excise taxes on spirits	132.5	128.0	3.5	281.4	254.4	10.6

Advertising, selling, general
and administrative expenses	412.8	383.9	7.5	770.5	741.5	3.9

Amortization of intangible assets	7.9	8.2	(3.7)	15.5	16.6	(6.6)

Restructuring charges	0.1	(0.6)	116.7	2.6	0.5	420.0

Business separation costs	10.3	-	-	19.8	-	-

Operating Income	187.5	208.2	(9.9)	304.7	321.5	(5.2)

Interest expense	42.1	49.9	(15.6)	85.8	101.8	(15.7)

Other expense (income), net	3.0	(18.8)	116.0	4.0	(19.9)	120.1

Income from continuing operations before income taxes	142.4	177.1	(19.6)	214.9	239.6	(10.3)

Income taxes	39.2	(3.6)	-	58.8	14.7	300.0

Income from continuing operations, net of tax	$103.2	$180.7	(42.9)	$156.1	$224.9	(30.6)

Income from discontinued operations, net of tax	226.8	48.7	365.7	257.1	78.9	225.9

Net Income	$330.0	$229.4	43.9	$413.2	$303.8	36.0

Less: Noncontrolling interests	1.4	2.0	(30.0)	3.4	4.2	(19.0)

Net Income attributable to Fortune Brands	$328.6	$227.4	44.5	$409.8	$299.6	36.8

Amounts attributable to Fortune Brands
common stockholders:
Income from continuing operations, net of tax	$102.9	$180.5	(43.0)	$155.5	$224.4	(30.7)
Income from discontinued operations, net of tax	225.7	46.9	381.2	254.3	75.2	238.2
Net income attributable to Fortune Brands	$328.6	$227.4	44.5	$409.8	$299.6	36.8

Earnings Per Common Share, Basic:
Continuing operations	$0.67	$1.18	(43.2)	$1.01	$1.47	(31.3)
Discontinued operations	1.46	0.31	371.0	1.65	0.50	230.0

Net Income	$2.13	$1.49	43.0	$2.66	$1.97	35.0

Earnings Per Common Share, Diluted:
Continuing operations	$0.65	$1.17	(44.4)	$0.99	$1.46	(32.2)
Discontinued operations	1.44	0.31	364.5	1.62	0.49	230.6

Net Income	$2.09	$1.48	41.2	$2.61	$1.95	33.8

Average number of Common Shares Outstanding
Basic	154.3	152.5	1.2	154.0	152.0	1.3
Diluted	157.3	154.1	2.1	156.9	153.6	2.1

Actual Common Shares Outstanding
Basic				154.5	152.5	1.3
Diluted				157.5	154.0	2.3

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME FROM CONTINUING OPERATIONS

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Net Sales
Spirits	$702.7	$631.5	11.3	$1,375.8	$1,204.6	14.2
Home & Security	889.7	878.1	1.3	1,603.9	1,576.5	1.7
Total Net Sales	$1,592.4	$1,509.6	5.5	$2,979.7	$2,781.1	7.1

Operating Income
Spirits	$146.7	$146.0	0.5	$291.1	$261.1	11.5
Home & Security	70.4	82.6	(14.8)	76.1	105.0	(27.5)
Corporate expenses	(29.6)	(20.4)	(45.1)	(62.5)	(44.6)	(40.1)
Total Operating Income	$187.5	$208.2	(9.9)	$304.7	$321.5	(5.2)

Operating Income Before Charges(a)
Spirits	$147.9	$147.0	0.7	$298.5	$265.8	12.3
Home & Security	70.9	82.8	(14.4)	77.1	106.5	(27.6)
Corporate expenses	(19.3)	(20.4)	5.4	(42.7)	(44.6)	4.5

Operating Income Before Charges	199.5	209.4	(4.7)	332.9	327.7	1.6

Restructuring and other charges	(1.7)	(1.2)	(41.7)	(8.4)	(6.2)	(35.5)
Business separation costs (b)	(10.3)	-	-	(19.8)	-	(100.0)

Operating Income	$187.5	208.2	(9.9)	$304.7	$321.5	(5.2)

(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and other charges and business separation costs. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(b) Business separation costs are external costs directly related to implementing the proposed separation of the Company’s three businesses. These costs predominately consist of financial, legal, and related advisory fees.

NET SALES INCLUDING GOLF UNIT

	Three months ended
	June 30, 2011

Total Net Sales including Golf unit	$1,991.2
Less: Golf	398.8
Total Net Sales from Continuing Operations	$1,592.4

Total Net Sales including Golf unit is Total Net Sales including sales within discontinued operations from the divested Golf unit. Total Net Sales including Golf unit is a measure not derived in accordance with GAAP. Management believes that Total Net Sales including Golf unit provides investors with helpful supplemental information regarding sales trends prior to the divestiture of its Golf unit. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Free Cash Flow (c)	$155.8	$326.8	$(86.3)	$223.4
Add:
Capital Expenditures	60.7	36.9	98.0	68.9
Less:
Proceeds from the sale of assets	3.7	90.5	5.2	91.1
Cash Flow From Operations	$212.8	$273.2	$6.5	$201.2

(c) Free Cash Flow is Cash Flow from Operations less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment). Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS FROM CONTINUING OPERATIONS
EPS Before Charges/Gains from continuing operations is Net Income from continuing operations calculated on a per-share basis excluding restructuring and other charges and other select items.

For the second quarter of 2011, EPS Before Charges/Gains from continuing operations is Net Income from continuing operations calculated on a per-share basis excluding $1.7 million ($1.2 million after tax or $0.01 per diluted share) of restructuring and other charges and business separation costs of $10.3 million ($7.2 million after tax or $0.05 per diluted share).

For the six month period ended June 30, 2011, EPS Before Charges/Gains from continuing operations is Net Income from continuing operations calculated on a per-share basis excluding $8.4 million ($5.4 million after tax or $0.03 per diluted share) of restructuring and other charges, income tax-related credits of $1.1 million ($0.01 per diluted share related to the resolution of routine foreign and US income tax audit examinations) and business separation costs of $19.8 million ($15.0 million after tax or $0.10 per diluted share).

For the second quarter of 2010, EPS Before Charges/Gains from continuing operations is Net Income from continuing operations calculated on a per-share basis excluding $1.2 million ($0.8 million after tax or $0.01 per diluted share) of restructuring and other charges and income tax-related credits of $67.6 million ($0.44 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

For the six month period ended June 30, 2010, EPS Before Charges/Gains from continuing operations is Net Income from continuing operations calculated on a per-share basis excluding $6.2 million ($4.0 million after tax or $0.03 per diluted share) of restructuring and other charges and income tax-related credits of $67.6 million ($0.44 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Earnings Per Common Share - Basic

Income before Charges/Gains	$0.72	$0.75	(4.0)	1.13	1.06	6.6

Restructuring and other charges	(0.01)	(0.01)	-	(0.03)	(0.03)	-
Business separation costs	(0.04)	-	-	(0.10)	-	-
Income tax-related credits	-	0.44	-	0.01	0.44	(97.7)

Income from Continuing Operations	0.67	1.18	(43.2)	1.01	1.47	(31.3)

Income from Discontinued Operations	1.46	0.31	371.0	1.65	0.50	230.0

Net Income attributable to Fortune Brands	$2.13	$1.49	43.0	2.66	1.97	35.0

Earnings Per Common Share - Diluted

Income before Charges/Gains	$0.71	$0.74	(4.1)	1.11	1.05	5.7

Restructuring and other charges	(0.01)	(0.01)	-	(0.03)	(0.03)	-
Business separation costs	(0.05)	-	-	(0.10)	-	-
Income tax-related credits	-	0.44	-	0.01	0.44	(97.7)

Income from Continuing Operations	0.65	1.17	(44.4)	0.99	1.46	(32.2)

Income from Discontinued Operations	1.44	0.31	364.5	1.62	0.49	230.6

Net Income attributable to Fortune Brands	$2.09	$1.48	41.2	2.61	1.95	33.8

DILUTED EPS BEFORE CHARGES/GAINS INCLUDING DISCONTINUED OPERATIONS

	Three Months Ended June 30,
	2011	2010

Income before Charges/Gains including Discontinued Operations	$0.93	$0.98
Less:
Income from Discontinued Operations before Charges/Gains	0.22	0.24
Income from Continuing Operations before Charges/Gains	0.71	0.74

Restructuring and other charges	(0.01)	(0.01)
Business separation costs	(0.05)	-
Income tax-related credits	-	0.44

Income from Continuing Operations	0.65	1.17

Income from Discontinued Operations	1.44	0.31

Net Income attributable to Fortune Brands	$2.09	$1.48

Diluted EPS Before Charges/Gains including discontinued operations is Net Income including discontinued operations calculated on a per-share basis excluding restructuring and other charges and other select items.

Diluted EPS Before Charges/Gains including discontinued operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

RESTRUCTURING AND OTHER CHARGES
The company recorded pre-tax restructuring and other charges of $1.7 million ($1.2 million after tax or $0.01 per diluted share) in the three-month period ended June 30, 2011. Spirits charges represent costs for facility consolidations. Home & Security charges represent costs for facility consolidations.
The company recorded pre-tax restructuring and other charges of $8.4 million ($5.4 million after tax or $0.03 per diluted share) in the six-month period ended June 30, 2011. Spirits charges represent costs for supply chain and distribution initiatives and facility consolidations. Home & Security charges represent costs for facility consolidations.

	Three Months Ended June 30, 2011
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$(0.2)	$1.4	$-	$1.2
Home & Security	0.3	0.2	-	0.5
Total	$0.1	$1.6	$-	$1.7

Income tax benefit				0.5
Net charge				$1.2
Charge per common share
Basic				$0.01
Diluted				$0.01

	Six Months Ended June 30, 2011
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$1.9	$6.0	$(0.5)	$7.4
Home & Security	0.7	0.3	-	1.0
Total	$2.6	$6.3	$(0.5)	$8.4

Income tax benefit				3.0
Net charge				$5.4
Charge per common share
Basic				$0.03
Diluted				$0.03

(a) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30,	June 30,
	2011	2010

Assets
Current assets
Cash and cash equivalents	$287.4	$416.3
Accounts receivable, net	887.1	744.7
Inventories	1,973.8	1,799.3
Other current assets	626.0	404.0
Current assets of discontinued operations	571.7	499.4
Total current assets	4,346.0	3,863.7

Property, plant and equipment, net	1,253.0	1,195.7
Intangible assets resulting from
business acquisitions, net	6,787.0	6,512.7
Other assets	253.6	226.9
Noncurrent assets of discontinued operations	259.0	265.0
Total assets	$12,898.6	$12,064.0

Liabilities and Equity
Current liabilities
Short-term debt	$180.8	$43.1
Current portion of long-term debt	403.4	594.3
Accounts payable	426.2	392.9
Other current liabilities	721.4	680.5
Current liabilities of discontinued operations	273.0	226.6
Total current liabilities	2,004.8	1,937.4

Long-term debt	3,290.1	3,580.6
Other long-term liabilities	1,208.7	1,145.6
Noncurrent liabilities of discontinued operations	116.8	109.4
Total liabilities	6,620.4	6,773.0

Stockholders' equity	6,258.6	5,275.3
Noncontrolling interests	19.6	15.7
Total equity	6,278.2	5,291.0
Total liabilities and equity	$12,898.6	$12,064.0

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended June 30, 2011
$ in millions, except per share amounts
(unaudited)

		Charges/Gains included in GAAP Results

		Restructuring	Income	Business	Before
	GAAP	and other	tax-related	separation	charges/
	(unaudited)	charges	credits	costs	gains

	SECOND QUARTER

Net Sales	$1,592.4	-	-	-

Cost of products sold	841.3	(1.6)	-	-
Excise taxes on spirits	132.5	-	-	-
Advertising and SG&A	412.8	-	-	-
Amortization of intangible assets	7.9	-	-	-
Restructuring charges	0.1	(0.1)	-	-
Business separation costs	10.3	-	-	(10.3)

Operating Income	187.5	1.7	-	10.3	199.5

Interest expense	42.1	-	-	-
Other expense, net	3.0	-	-	-

Income from continuing operations before income taxes	142.4	1.7	-	10.3	154.4

Income taxes	39.2	0.5	-	3.1

Income from Continuing Operations, net of tax	103.2	1.2	-	7.2	111.6

Income from Discontinued Operations, net of tax	226.8	-	-	-

Net Income	$330.0	1.2	-	7.2	$338.4

Less: Noncontrolling interests	1.4	-	-	-

Net Income attributable to Fortune Brands	$328.6	1.2	-	7.2	$337.0

Average Diluted Shares Outstanding	157.3				157.3

Diluted EPS from continuing operations	0.65				0.71

2010

Net Sales	$1,509.6	-	-	-

Cost of products sold	781.9	(1.2)	-	-
Excise taxes on spirits	128.0	-	-	-
Advertising and SG&A	383.9	(0.6)	-	-
Amortization of intangible assets	8.2	-	-	-
Restructuring charges	(0.6)	0.6	-	-

Operating Income	208.2	1.2	-	-	209.4

Interest expense	49.9	-	-	-
Other expense (income), net	(18.8)	-	25.6	-

Income from continuing operations before income taxes	177.1	1.2	(25.6)	-	152.7

Income taxes	(3.6)	0.4	42.0	-

Income from Continuing Operations, net of tax	180.7	0.8	(67.6)	-	113.9

Income from Discontinued Operations, net of tax	48.7	-	-	-

Net Income	$229.4	0.8	(67.6)	-	$162.6

Less: Noncontrolling interests	2.0	-	-	-

Net Income attributable to Fortune Brands	$227.4	0.8	(67.6)	-	$160.6

Average Diluted Shares Outstanding	154.1				154.1

Diluted EPS from continuing operations	1.17				0.74

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Six Months Ended June 30, 2011
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results

		Restructuring	Income	Business	Before
	GAAP	and other	tax-related	separation	charges/
	(unaudited)	charges	credits	costs	gains

	YEAR TO DATE

Net Sales	$2,979.7	-	-	-

Cost of products sold	1,585.2	(6.3)	-	-
Excise taxes on spirits	281.4	-	-	-
Advertising and SG&A	770.5	0.5	-	-
Amortization of intangible assets	15.5	-	-	-
Restructuring charges	2.6	(2.6)
Business separation costs	19.8	-	-	(19.8)

Operating Income	304.7	8.4	-	19.8	332.9

Interest expense	85.8	-	-	-
Other expense (income), net	4.0	-	1.1	-

Income from continuing operations	214.9	8.4	(1.1)	19.8	242.0
before income taxes
Income taxes	58.8	3.0	-	4.8
					-

Income from Continuing Operations, net of tax	156.1	5.4	(1.1)	15.0	175.4

Income from Discontinued Operations, net of tax	257.1	-	-	-

Net Income	$413.2	5.4	(1.1)	15.0	$432.5

Less: Noncontrolling interests	3.4	-	-	-

Net Income attributable
to Fortune Brands	$409.8	5.4	(1.1)	15.0	$429.1

Average Diluted Shares Outstanding	156.9				156.9

Diluted EPS from continuing operations	0.99				1.11

2010

Net Sales	$2,781.1	-	-	-

Cost of products sold	1,446.6	(2.8)	-	-
Excise taxes on spirits	254.4	-	-	-
Advertising and SG&A	741.5	(2.9)	-	-
Amortization of intangible assets	16.6	-	-	-
Restructuring charges	0.5	(0.5)	-	-

Operating Income	321.5	6.2	-	-	327.7

Interest expense	101.8	-	-	-
Other expense (income), net	(19.9)	-	25.6	-

Income from continuing operations	239.6	6.2	(25.6)	-	220.2
before income taxes
Income taxes	14.7	2.2	42.0	-

Income from Continuing Operations, net of tax	224.9	4.0	(67.6)	-	161.3

Income from Discontinued Operations, net of tax	78.9	-	-	-

Net Income	$303.8	4.0	(67.6)	-	$240.2

Less: Noncontrolling interests	4.2	-	-	-

Net Income attributable
to Fortune Brands	$299.6	4.0	(67.6)	-	$236.0

Average Diluted Shares Outstanding	153.6				153.6

Diluted EPS from continuing operations	1.46				1.05

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended June 30, 2011
(Unaudited)

Three Months Ended
June 30, 2011

Fortune Brands
Comparable Net Sales	5%
Excise Taxes	(0%)
Foreign currency exchange rates	2%
Acquisitions/Divestitures	(1%)
Australian spirits distribution agreement	(1%)
Net Sales, GAAP basis	5%

Spirits
Comparable Net Sales	13%
Spirits excise taxes	(3%)
Foreign currency exchange rates	5%
Acquisitions/Divestitures	(2%)
Australian spirits distribution agreement	(2%)
Net Sales, GAAP basis	11%

Home & Security
Comparable Net Sales	0.4%
Foreign currency exchange rates	0.9%
Net Sales, GAAP basis	1.3%

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in spirits excise taxes, foreign currency exchange rates, the impact of acquisitions/divestitures, and the impact of the benefit of the Australian spirits distribution agreement. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

Fortune Brands, Inc. (Beam Inc.)

Adjusted Pro Forma Financial Information

The adjusted pro forma income information set forth below is unaudited and has been derived from Fortune Brands, Inc. consolidated financial statements.

The adjusted pro forma information is for informational purposes and is not intended to represent what our operating income and Diluted EPS would have been had the separation transactions occurred on the dates set forth below. The adjusted pro forma information should not be considered indicative of our future results of operations as an independent Spirits company.

Adjusted pro forma is defined as continuing operations results before charges/gains adjusted to assume that Beam Inc. was an independent business as of the beginning of 2010, including the impact of public company corporate expense, the business’s underlying tax rate, and the benefit of the debt reduction associated with the separation plan. It is also adjusted for the one-time startup benefit of the new Australia spirits distribution agreement. More specifically, the adjusted pro forma information gives pro forma effect to the following:

  The sale of the Company’s Golf segment and spin-off of the Company’s Home & Security segment as if both had occurred on January 1, 2010.
  The assumed reduction of $1.7 billion of debt on January 1, 2010 as a result of bonds the company intends to tender and repay principally through the use of after-tax proceeds received from the sale of the Golf segment (approximately $1.1 billion) and a tax free dividend from the Home & Security segment (approximately $0.5 billion). The Company estimates the annualized interest expense reduction resulting from this debt reduction will be approximately $60 million (and includes the impact of the expected settlement of related interest rate swaps). The actual reduction in interest expense may differ and is dependent upon the particular bond issuances that are ultimately tendered and retired. As of June 30, 2011, the annual effective interest rate of the Company’s debt portfolio was approximately 4.75%.
  The elimination of charges/gains associated with (i) restructuring and other charges, (ii) gains/losses on the sales of brands and related assets, (iii) and income tax related credits related to the resolution of foreign and US income tax audit examinations.
  The elimination of non-recurring business separation costs incurred to implement the proposed separation of the Company’s three businesses.
  Adjustments to the Company’s corporate office cost structure that are expected to be made upon completion of the separation transactions as if they had occurred on January 1, 2010.
  The 2011 impact of the Company’s one-time benefit under the new distribution agreement in Australia.
  An estimated Beam Inc. standalone effective income tax rate of approximately 25 - 26%.

The adjusted pro forma measures are not derived in accordance with GAAP. Management believes this information provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period were it functioning as an independent spirits company. The adjusted pro forma information may be inconsistent with similar measures presented by other companies.

Fortune Brands, Inc. (Beam Inc.)
Adjusted Pro Forma Financial Information
(in millions, except per share amounts)
(Unaudited)

		For the three month period ended
	Year-ended	June 30,	June 30,	March 31,	March 31,	December 31,	September 30,
	December 31, 2010	2011	2010	2011	2010	2010	2010

Adjusted Pro Forma Operating Income	$552.4	$139.1	$138.6	$118.1	$110.2	$166.4	$137.2

Home & Security spin-off	222.0	70.4	82.6	5.7	22.4	44.3	72.7
Spirits restructuring and other charges	(26.0)	(1.2)	(1.0)	(6.2)	(3.7)	(2.2)	(19.1)
Loss on sales of brands and related assets	(16.0)	-	-	-	-	(7.4)	(8.6)
Spirits Australian distribution agreement	-	-	-	23.7	-	-	-
Business separation costs	(2.3)	(10.3)	-	(9.5)	-	(2.3)	-
Standalone corporate office cost	(53.5)	(10.5)	(12.0)	(14.6)	(15.6)	(15.0)	(10.9)

Operating Income (GAAP)(1)	$676.6	$187.5	$208.2	$117.2	$113.3	$183.8	$171.3

Depreciation and Amortization (GAAP)	$99.0	$26.0	$24.9	$25.9	$23.9	$25.1	$25.1

		For the three month period ended
	Year-ended	June 30,	June 30,	March 31,	March 31,	December 31,	September 30,
	December 31, 2010	2011	2010	2011	2010	2010	2010

Adjusted Pro forma Diluted EPS from Continuing Ops	$1.92	$0.50	$0.46	$0.41	$0.36	$0.64	$0.47

Home & Security spin-off	1.03	0.28	0.38	(0.01)	0.07	0.25	0.33
Spirits restructuring and other charges	(0.11)	-	(0.01)	(0.03)	(0.02)	(0.01)	(0.08)
Loss on sales of brands and related assets	(0.12)	-	-	-	-	(0.05)	(0.08)
Spirits Australian distribution agreement	-	-	-	0.09	-	-	-
Business separation costs	(0.01)	(0.05)	-	(0.05)	-	(0.01)	-
Standalone corporate office cost	(0.22)	(0.04)	(0.05)	(0.06)	(0.06)	(0.06)	(0.04)
Debt paydown from separation transactions	(0.19)	(0.04)	(0.04)	(0.05)	(0.05)	(0.04)	(0.05)
Income tax related credits	0.54	-	0.44	0.01	-	0.04	0.06
Effective income tax rate adjustment	(0.04)	-	(0.01)	0.03	(0.01)	(0.07)	0.04

Diluted EPS from Continuing Ops (GAAP)(2)	$2.80	$0.65	$1.17	$0.34	$0.29	$0.69	$0.65

(1) Amount excludes the Company's Golf segment which is included in discontinued operations.
(2) Amount excludes the Company's Golf segment which is included in discontinued operations. Discontinued operations for Golf include an allocation of Fortune Brands' interest expense of approximately $11 million annually.

RECONCILIATION OF FULL YEAR 2011 EARNINGS TARGET TO GAAP
For the full year, the Company is targeting adjusted pro forma diluted EPS to grow at a high-single-digit rate. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be down at a double-digit percentage rate. The difference between the Company's adjusted pro forma diluted EPS target and its GAAP diluted EPS from continuing operations target is predominately due to business separation costs, expected losses on early retirement of debt, and public company corporate office costs.

Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that the Company was an independent business as of the beginning of 2010, including the impact of public company corporate expense, the business's underlying tax rate, the benefit of the debt reduction associated with the separation plan, the one-time startup benefit of the new Australia spirits distribution agreement, income tax-related items and restructuring and other charges.

Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Fortune Brands Home and Security

Adjusted Pro Forma Financial Information

The adjusted pro forma income information of Fortune Brands Home & Security (“FBHS”) set forth below is unaudited and has been derived from Fortune Brands, Inc.’s consolidated financial statements.

The adjusted pro forma information is for informational purposes and is not intended to represent what FBHS’s operating income and Diluted EPS would have been had the spin-off of FBHS from Fortune Brands, Inc. occurred on the date indicated below. The adjusted pro forma information should not be considered indicative of FBHS’s future results of operations as an independent public company.

Adjusted pro forma is defined as continuing operations results before charges/gains, adjusted to assume that Home & Security was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution contemplated by the spin-off, public company corporate expense, and its independent company tax rate. More specifically, the adjusted pro forma information gives pro forma effect to the following:

  The spin-off of FBHS as if it had occurred on January 1, 2010 including (i) the elimination of all intercompany borrowings with Fortune Brands, (ii) initial bank borrowings by FBHS of $500 million to fund a dividend to Fortune Brands, Inc. immediately prior to the spin-off and (iii) the distribution of FBHS shares to Fortune Brands’ shareholders at a ratio of 1:1.
  Annual FBHS interest cost associated with bank borrowings of approximately $8 million and $6 million in 2010 and 2011, respectively. Annual interest costs are based on the FBHS’s anticipated borrowing agreements that will be in place on the date of the spin-off.
  Estimated incremental costs required to operate and report as an independent public company as if the spin-off had occurred on January 1, 2010.
  The elimination of charges/gains associated with restructuring and other charges attributable to the FBHS business.
  An estimated stand-alone FBHS effective income tax rate of approximately 35%.

The adjusted pro forma measures are not derived in accordance with GAAP. Management believes this information provides investors with helpful supplemental information regarding the underlying performance of FBHS from period to period were it functioning as an independent public company. The adjusted pro forma information may be inconsistent with similar measures presented by other companies.

Fortune Brands Home & Security
Adjusted Pro Forma Financial Information
(in millions, except per share amounts)
(Unaudited)

		For the three month period ended
	Year-ended	June 30,	June 30,	March 31,	March 31,	December 31,	September 30,
	December 31, 2010	2011	2010	2011	2010	2010	2010

Adjusted Pro Forma Operating Income	180.3	$58.5	$70.6	$0.2	$8.4	$39.6	$61.7

Restructuring and other charges	(12.5)	(0.5)	(0.2)	(0.5)	(1.3)	(9.6)	(1.4)
Stand alone corporate cost structure and reporting	54.2	12.4	12.2	6.0	15.3	14.3	12.4

Home & Security Operating Income (GAAP)	$222.0	$70.4	$82.6	$5.7	$22.4	$44.3	$72.7

Depreciation and Amortization (GAAP)	$111.6	$25.0	$27.3	$25.1	$26.9	$30.5	$26.9

		For the three month period ended
	Year-ended	June 30,	June 30,	March 31,	March 31,	December 31,	September 30,
	December 31, 2010	2011	2010	2011	2010	2010	2010

Adjusted Pro forma Diluted EPS	$0.73	$0.23	$0.29	$(0.01)	$0.03	$0.16	$0.25
Pro forma diluted shares outstanding	153.2	156.3	153.0	153.7	152.0	154.6	153.2
Subtotal - Adjusted Pro forma Net Income	111.2	36.6	44.1	(1.7)	3.9	24.3	38.9
Income taxes	60.5	19.9	23.8	(0.8)	2.2	13.3	21.2
Subtotal - Adjusted Pro forma Income Before Taxes	171.7	56.5	67.9	(2.5)	6.1	37.6	60.1
Interest expense	8.4	1.6	2.1	1.6	2.1	2.1	2.1
Restructuring and other charges	(12.5)	(0.5)	(0.2)	(0.5)	(1.3)	(9.6)	(1.4)
Stand alone corporate cost structure and reporting	54.2	12.4	12.2	6.0	15.3	14.3	12.4
Other income and expense	0.2	0.4	0.6	1.1	0.2	(0.1)	(0.5)

Home & Security Operating Income (GAAP)	$222.0	$70.4	$82.6	$5.7	$22.4	$44.3	$72.7

RECONCILIATION OF EARNINGS TARGETS TO GAAP
For the second half of 2011, Fortune Brands Home & Security ("FBHS") is targeting adjusted pro forma diluted EPS to be flat to up low-double digits. On a GAAP basis, FBHS is targeting diluted EPS to be up at a double-digit rate. The difference between FBHS's adjusted pro forma diluted EPS target and its GAAP diluted EPS target for the second half of 2011 is predominately due the reduction of related party interest expense that is expected to occur in 2011.

For the full year, FBHS is targeting adjusted pro forma diluted EPS to be down at a mid-single-digit to low-double-digit rate. On a GAAP basis, FBHS is targeting diluted EPS to be up at a double-digit rate. The difference between FBHS's adjusted pro forma diluted EPS target and its GAAP diluted EPS target is predominately due to the reduction of related party interest expense that is expected to occur in 2011.

Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution contemplated by the spin-off, public company corporate expense, and its independent company tax rate.

Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410